Exhibit 10.6

PROMISSORY NOTE

$250,000	Durango, Colorado
March 1, 2009

FOR VALUE RECEIVED, and at the times hereinafter specified, the undersigned (“Maker”) hereby promises to pay to the order of SPYGLASS INVESTMENT PARTNERSHIP (hereinafter referred to, together with each subsequent holder hereof, as “Holder”), at such address as may be designated from time to time hereafter by any Holder, the principal sum of TWO HUNDRED FIFTY THOUSAND ($250,000), or so much thereof as shall have been advanced to or for the benefit of Maker, together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

The term of this note shall commence as of the date hereof and, if not sooner paid, the entire unpaid principal indebtedness, all accrued and unpaid interest, and all other sums payable in connection with this note shall be due and payable on March 1, 2010 (the “Maturity Date”).  Notwithstanding the foregoing sentence, the maturity date of this note may be extended at the option of Maker for a period of one year following the Maturity Date provided Holder receives a renewal fee equal to 1.5% of the then outstanding principal balance due.  In no event shall the maturity date of this note be later than  March 1,  2010.

During the period commencing on the date hereof and continuing until this note is paid in full, (a) interest on the principal balance of this note shall accrue at the rate of 15% per annum and (b) interest payments shall be made every 90 days, beginning 90 days for the date hereof.  Interest shall be computed on the basis of a 360-day year, calculated for the actual number of days elapsed.

The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any interest or fees due hereon into shares of Common Stock, subject to the terms and conditions set forth herein at the rate of $0.01 per share of Common Stock (“Fixed Conversion Price”) as same may be adjusted pursuant to this Note.  The Holder may exercise such right by delivery to the Maker of a written notice of conversion.

The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Maker on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in herein will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described herein in whole or in part, upon and effective after 61 days prior written notice to the Maker.

In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Maker, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted.  The original Note is not required to be surrendered to the Maker until all sums due under the Note have been paid.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records.  Each date on which a Notice of Conversion is delivered or telecopied to the Maker in accordance with the provisions hereof shall be deemed a "Conversion Date."

Pursuant to the terms of a Notice of Conversion, the Maker will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Maker's transfer agent and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker within seven  (7) business days after receipt by the Maker of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Maker of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Maker written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if a registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements.  In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Maker shall deliver physical certificates representing the Conversion Shares by the Delivery Date.

The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc.  If the Maker at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc.  If the Maker at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D. Share Issuance.   So long as this Note is outstanding, if the Maker shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Maker carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

Whenever the Conversion Price is adjusted herein, the Maker shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

During the period the conversion right exists, Maker will reserve from its authorized and unissued Common Stock not less than one hundred percent ( 100%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Maker represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Maker agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Maker to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Maker. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Maker against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

Whenever any payment to be made hereunder is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.  “Business Day” shall mean a day on which Holder’s offices are open for business in Denver, Colorado.

Maker may prepay this note in whole or in part.

All payments hereunder shall, at Holder’s option, be applied first to the payment of accrued interest at the rate specified below, if any, second, to accrued interest first specified above, and the balance applied in reduction of the principal amount.  If any payment is not paid when due hereunder, then the entire outstanding balance hereunder, including the interest component of the delinquent payment, shall bear interest from the date such payment was due until such payment is paid at a rate equal to 24.00% per annum (the “Default Rate”).  In addition, upon the maturity date hereof, by acceleration or otherwise, the entire balance of principal, interest, and other sums due shall bear interest from such maturity date until paid at the Default Rate.

Any default in payment of any sum required hereunder or performance of any other covenant or agreement herein contained shall constitute an “Event of Default” hereunder and under each document securing this note, and any Event of Default under any of such documents securing this Note shall constitute an Event of Default hereunder.  Any default in payment or other terms of any other indebtedness owed by Maker to Holder shall constitute an Event of Default hereunder, and any default hereunder shall constitute a default under any other such indebtedness.  Upon the occurrence of any Event of Default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand.

Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this note, (b) waive any defenses that might be available to a surety or accommodation maker, (c) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (d) waive any right to require Holder to proceed against any security for this note before proceeding hereunder, (e) consent to the release of any other party liable hereunder, without diminishing or in any way affecting their liability hereunder, and (f) agree to pay all costs and expenses, including attorneys’ fees and expenses, which may be incurred in the collection of this note or any part thereof or in preserving, securing possession of, and realizing upon any security for this note.

The provisions of this note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the money to be loaned hereunder exceed the maximum amount permissible under applicable law.  If from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder’s option, be paid over to Maker) and shall not be counted as interest.

If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

Each provision of this note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof to any other Holder or participant.

MAKER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH THIS NOTE, OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE INDEBTEDNESS EVIDENCED HEREBY.  MAKER STATES THAT IT HAS CONFERRED SPECIFICALLY WITH HOLDER WITH RESPECT TO THIS WAIVER, AND MAKER HAS AGREED TO THIS WAIVER AFTER CONSULTATION WITH ITS COUNSEL AND WITH FULL UNDERSTANDING OF THE IMPLICATIONS HEREOF.

Regardless of the place of its execution, this note shall be construed and enforced in accordance with the laws of the State of Colorado.

KURRANT MOBILE CATERING, INC.
By:	/s/ Christopher Bell
Its: President